UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2007

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 16, 2007, the board of directors of Barrett Business Services, Inc. (the "Company") amended Article VI of the Company's bylaws to authorize the issuance of uncertificated shares of the Company's stock. The ability to issue uncertificated shares allows the Company's securities to be eligible for a direct registration system ("DRS"), as required by The NASDAQ Stock Market, LLC. The DRS will allow the Company's stockholders to register shares of the Company's common stock in their names without the issuance of physical certificates and will give the Company's stockholders the ability to electronically transfer shares to brokers.

The amendment to Article VI of the Company's bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference. The full text of the Company's bylaws, as amended and restated to include this amendment, is attached as Exhibit 3.2 to this report and is incorporated by reference.

Item 8.01 Other Events.

On November 16, 2007, the Company issued a press release announcing that its board of directors declared a regular, quarterly cash dividend of $0.08 per share, an increase of $0.01 per share. The dividend is payable on December 14, 2007, to all shareholders of record as of November 30, 2007.

The press release also announced that the board of directors increased the number of shares the Company is authorized to repurchase under its share repurchase program from 500,000 shares to one million shares.

The press release announcing the dividend and the increase to the share repurchase program is attached as Exhibit 99.1 to this report and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this Form 8-K:

3.1 Amendment to the Bylaws of Barrett Business Services, Inc.

3.2 Bylaws of Barrett Business Services, Inc. as Amended Through November 16, 2007

99.1 Press Release dated November 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: November 16, 2007	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Vice President – Finance, Treasurer and Secretary